SECURITIES PLEDGE AGREEMENT

This Securities Pledge Agreement dated as of April 11, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made by CC Tennessee Holdings, LLC, a Nevada limited liability company (the “Parent”), in favor of Citizens Bank, a Michigan banking corporation (the “Lender”).

BACKGROUND

A.           Parent, Care Choices of Tennessee, Inc., a Tennessee corporation (“CCI” and together with parent, “Borrowers”) and Lender are entering into a Loan and Security Agreement on or about the date of this Agreement (the “Loan Agreement”). Capitalized terms not otherwise defined in this Agreement have the meanings given in the Loan Agreement.  References to Schedules or Exhibits are intended to refer to the schedules and exhibits to this Agreement which are hereby incorporated by reference and made a part of this Agreement.

B.           Parent presently owns all of the issued and outstanding shares of capital stock of CCI and Care Choices II, Inc., a Tennessee corporation (“CCII”), which shares of capital stock are more fully described on Schedule 1.

C.           To induce Lender to enter into the Loan Agreement, Parent executed a Guaranty dated on or about the date of this Agreement (the “Guaranty”) pursuant to which Parent guarantied all of Borrower’s obligations to Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Parent and Lender agree as follows:

1. Pledge. Parent hereby pledges and grants to Lender a security interest in, the following (the “Pledged Collateral”):

(a) all of the shares of the capital stock, membership interests, partnership interests and all other equity interests of each corporation, limited liability company, partnership or other legal entity (collectively, the “Issuers” and each, an “Issuer”), other than the shares in excess of 65% of the capital stock, membership interests, partnership interests and all other equity interests of any Issuer that is a Foreign Subsidiary, now owned or hereafter acquired by Parent (all such now owned or hereafter acquired shares of capital stock, membership interests, partnership interests and all other equity interests, collectively, the “Pledged Shares”), including, without limitation, the shares of the capital stock of CCI and CCII described on Schedule 1, and the certificates, if any, representing such Pledged Shares, and all dividends, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

(b) all additional shares of capital stock, membership interests, partnership interests and all other equity interests acquired by Parent in any manner, and the certificates, if any, representing such additional shares of capital stock, membership interests, partnership interests and all other equity interests (any such additional shares of capital stock, membership interests, partnership interests and all other equity interests will constitute part of the Pledged Shares under and as defined in this Agreement), and all dividends, cash, instruments, subscription warrants, securities and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares of capital stock, membership interests, partnership interests and all other equity interests; and

(c) all other property hereafter delivered to Lender in substitution for, as proceeds of, or in addition to any of the foregoing, all certificates, instruments and documents representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

Within 5 Business Days of any acquisition by Parent of any such additional shares of capital stock, membership interests, partnership interests and other equity interests, Parent will execute and deliver to Lender a pledge supplement in the form of Exhibit 1 (a “Pledge Supplement”), provided, that the failure of Parent to deliver any such Pledge Supplement required hereby will not affect the foregoing pledge and grant of security interest in any such additional shares of capital stock, membership interests, partnership interests and other equity interests required to be described therein.  The Pledged Shares described on any Pledge Supplement will be deemed to also update Schedule 1.

2. Security for Liabilities. The Pledged Collateral secures the payment and performance of all Obligations (as defined in the Guaranty) and all obligations of Parent and CCI now or hereafter existing under this Agreement or the other Loan Documents (the Obligations and all liabilities and obligations of Parent or CCI now or hereafter existing under this Agreement, the Guaranty or the other Loan Documents are referred to collectively as the “Liabilities”).

3. Delivery of Pledged Shares. All certificates, instruments or documents, if any, representing or evidencing the Pledged Shares will be delivered to and held by or on behalf of Lender pursuant hereto and will be in suitable form for transfer by delivery, will be accompanied by duly executed instruments of transfer or assignment in blank, irrevocable proxies, all in form and substance satisfactory to Lender. In the event any or all of the Pledged Shares are evidenced by a book entry, Parent will execute and deliver or cause to be executed and delivered to Lender such control agreements, documents, and agreements as are required by Lender to create and perfect a security interest in such uncertificated Pledged Shares, including an Acknowledgement of Issuer in the form of Exhibit 3. In addition, Lender will have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties. Parent represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable, as applicable.

(b) Parent is, or at the time of any future delivery, pledge, assignment or transfer will be, the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders’ agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on the Pledged Collateral, except for the lien created by this Agreement, or the Loan Agreement, liens of Patrick Pikel and Robin Akins (together, the “Sellers”) and other Permitted Liens, with full right to deliver, pledge, assign and transfer the Pledged Collateral to Lender as Pledged Collateral hereunder.

(c) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Liabilities.

(d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Parent of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Parent, or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with a disposition of such shares by laws affecting the offering and sale of securities generally).

(e) Parent has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

(f) To the best of Parent’s knowledge, none of the Pledged Shares have been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past equity holder of any Issuer.

5. Further Assistance. Parent agrees that at any time and from time to time, at its expense, Parent will promptly execute and deliver, or cause to be executed and delivered, all certificates, if any, representing the Pledged Shares, stock and/or other powers, proxies, assignments, instruments and documents; will take all steps necessary to properly register the transfer of the security interest hereunder on the books of each Issuer of any uncertificated securities included in the Pledged Shares; and will take all further action that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

6. Voting Rights; Dividends; Etc.

(a) (i)                      So long as no Event of Default has occurred and is continuing, Parent will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; provided, however, that Parent will not exercise nor will it refrain from exercising any such right if such action could have a material adverse effect on the value of the Pledged Collateral.

(ii)           Parent will be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral as permitted under the Loan Agreement; provided, however, that, except as expressly provided in the Loan Agreement, any and all:

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

will be Pledged Collateral, and will be forthwith delivered to Lender to hold as Pledged Collateral and will, if received by Parent, be received in trust for the benefit of Lender, be segregated from the other property of Parent, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii)           Parent will execute and deliver (or cause to be executed and delivered) to Lender all such proxies and other instruments as Lender may reasonably  request for the purpose of enabling Lender to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default and delivery by Lender of written notice to Parent of Lender’s intention to exercise any of its rights under this Agreement:

(i) All rights of Parent to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) will cease, and all such rights will thereupon become vested in Lender which will thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; and

(ii) All dividends and interest payments which are received by Parent contrary to the provisions of paragraph (i) of this Section 6(b) will be received in trust for the benefit of Lender, will be segregated from other funds of Parent and will be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

7. Transfers and Other Liens; Additional Shares. Parent agrees that it will not (i) except as expressly provided in the Loan Agreement, sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral without the prior written consent of Lender, or (ii) create or permit to exist any lien, security interest, pledge, proxy, purchase arrangement, restriction, redemption agreements, shareholders’ agreement or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement and other Permitted Liens.

8. Application of Proceeds of Sale or Cash Held as Collateral. The proceeds of sale of Pledged Collateral sold pursuant to this Agreement and/or the cash held as Pledged Collateral hereunder will be applied in accordance with the terms of the Loan Agreement.

9. Lender Appointed Attorney-in-Fact. Parent hereby appoints Lender as Parent’s attorney-in-fact, with full authority in the place and stead of Parent and in the name of Parent or otherwise, from time to time in Lender’s discretion, during the existence of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Parent representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

10. Lender May Perform. During the existence of an Event of Default, if Parent fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable invoiced out-of-pocket expenses of Lender incurred in connection therewith will be payable by Parent under Section 16.

11. Reasonable Care. Lender will be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender will have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; provided, however, that upon Parent’s instruction, Lender will use reasonable efforts to take such action as Parent directs Lender to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of Lender to comply with any such request will not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by Parent, will be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

12. Subsequent Changes Affecting Collateral. Parent represents to Lender that Parent has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Parent agrees that Lender will have no responsibility or liability for informing Parent of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

13. Events of Default; Remedies upon an Event of Default.

(a) If any Event of Default occurs and is continuing beyond any stated grace or cure period, Lender will have, in addition to all other rights given by law or by this Agreement, the Loan Agreement or otherwise, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (or any other applicable jurisdiction) at that time.  In addition, with respect to any Pledged Collateral which is or thereafter comes into the possession or custody of Lender, Lender may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as Lender may reasonably deem best, for cash or on credit or for future delivery, without assumption of any credit risk.  Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral will be deemed to be commercially reasonable. Any requirements of notice will deemed to be a reasonable authenticated notice of disposition if given at least ten (10) days before the time of the sale or disposition and such notice will (i) describe Parent and Lender, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that Parent is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.  Lender may disclaim any warranties that might arise in connection with the sale or other disposition of the Pledged Collateral and Lender and Parent have no obligation to provide any warranties at such time. Lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale held in accordance with the foregoing provisions and, if permitted by applicable law, at any private sale. All reasonable invoiced out-of-pocket expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof will be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.  In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after and during the continuance of an Event of Default, Parent agrees that upon the occurrence and continuance of any Event of Default, Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. In so doing, Lender may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender in its judgment, to be responsible parties who might be interested in purchasing the Pledged Collateral, and if Lender solicits such offers from not less than three (3) such investors, then the acceptance by Lender of the highest offer obtained therefrom will be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

In addition, upon the occurrence (and during the continuance past and applicable grace or cure period) of an Event of Default, upon Parent’s receipt of written notice from Lender that it is invoking its rights under this Agreement, all rights of Parent to exercise the voting and other rights which it would otherwise be entitled to exercise and to receive cash dividends and interest payments, will cease, and all such rights will thereupon become vested in Lender as provided in Section 6.

14. Authority of Lender.  Lender will have and be entitled to exercise all such powers hereunder as are specifically delegated to Lender by this Agreement, together with such powers as are incidental thereto. Lender may execute any of its duties hereunder by or through agents or employees. Neither Lender, nor any director, manager, officer, agent or employee of Lender, will be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Parent hereby agrees to indemnify and hold harmless Lender and/or any such director, manager, officer, agent or employee from and against any and all liability incurred by any of them, hereunder or in connection herewith, unless such liability is due to its or their own gross negligence or willful misconduct.

15. Termination.  This Agreement will terminate when all the Liabilities (other than contingent indemnification obligations) have been fully paid and performed and the Loan Agreement has been terminated, at which time Lender will promptly reassign and redeliver (or cause to be reassigned and redelivered) to Parent, or to such person or persons as Parent will designate, against receipt, such of the Pledged Collateral (if any) as has not been sold or otherwise applied by Lender pursuant to the terms hereof and still held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment will be without recourse upon or warranty by Lender and at the expense of Parent.

16. Expenses.  Parent agrees to reimburse Lender, on demand for any and all reasonable invoiced out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the registration of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder, or (iv) the failure by Parent to perform or observe any of the provisions hereof.

17. Security Interest Absolute.  All rights of Lender and security interests hereunder, and all obligations of Parent hereunder, will be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

(iii) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Parent in respect of the Liabilities or of this Agreement.

18. Amendments, Waivers and Consents.  No amendment or waiver of any provision of this Agreement nor consent to any departure by Parent herefrom, will in any event be effective unless the in writing and signed by Lender and Parent, and then such amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

19. Notices.  Any notice required or desired to be served, given or delivered hereunder must be in writing (including facsimile transmission) in accordance with the terms of the Loan Agreement.

20. Continuing Security Interest.  This Agreement will create a continuing security interest in the Pledged Collateral and will (i) remain in full force and effect until payment in full of the Liabilities and the termination of the Loan Agreement; (ii) be binding upon Parent, its successors and assigns; and (iii) inure to the benefit of Lender and its respective successors, transferees and permitted assigns.

21. Waivers.  Parent waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which Parent might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the Loan Agreement.

22. Governing Law; Terms.  This Agreement will be governed by the laws of the State of Michigan, without giving effect to any conflict of law principles. Unless otherwise defined in this Agreement, terms defined in Articles 8 and 9 of the UCC are used herein as defined in the UCC. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement is interpreted in such manner as to be ineffective or invalid under applicable law, such provisions will be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

23. Definitions and Interpretation.  The singular will include the plural and vice versa as the text will indicate. The word “will” is intended to have the same meaning as “shall” and means mandatory or obligatory and not permissive.

24. Section Headings.  The section headings in this Agreement are for convenience of reference only, and will not affect in any way the interpretation of any of the provisions hereof.

25. Loan Document.  In addition to and without limitation of any of the foregoing, this Agreement is a Loan Document.

26. Counterparts; Facsimile Signature.  This Agreement may be executed in one or more counterparts (which taken together, as applicable, will constitute one and the same instrument) and by facsimile or electronic transmission, which facsimile or electronic transmission will be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

Remainder of Page Intentionally Left Blank; Signature Page Follows
Signature Page to Securities Pledge Agreement dated as of April 11, 2011.

CC TENNESSEE HOLDINGS, LLC, a
Nevada limited liability company

By:  American BioCare, Inc., its sole member

By:_____________________________
Gary D. Lewis, Chairman and Chief                                                                Executive Officer

CITIZENS BANK, a Michigan banking corporation

By:_______________________________
Daniel J. Montes, Vice President

SCHEDULE 1

Description of Pledged Shares

Issuer	Class or Other Description of Pledged Shares	Certificate Number (if applicable)	Number of Pledged Shares	Total Outstanding Shares	Percentage of Total Outstanding Shares Pledged
Care Choices of Tennessee, Inc.	common	3	1,000	1,000	100%
Care Choices II, Inc.	common	5	2,000	2,000	100%

Exhibit 1

Form of Pledge Supplement

This Pledge Supplement is dated as of ______________, 20__ and is provided in accordance with the terms of the Securities Pledge Agreement referenced below.  CC Tennessee Holdings, LLC (“Parent”) directs that this Pledge Supplement be attached to the Securities Pledge Agreement, dated as of April 11, 2011 between the Parent and Citizens Bank (the “Securities Pledge Agreement”; capitalized terms used and not defined herein have the meanings given in the Securities Pledge Agreement) and that the equity interests listed below will be deemed to be part of the Pledged Collateral.

Parent hereby certifies that the representations and warranties contained in the Pledge Agreement are and continue to be true and correct in all material respects (without duplication of any materiality qualifiers), both as to the shares, instruments and any other property pledged prior to this Pledge Supplement and as to the shares, instruments and any other property pledged pursuant to this Pledge Supplement.  Parent further agrees that this Pledge Supplement may be attached to the Securities Pledge Agreement and that the Pledged Shares listed on this Pledge Supplement are a part of the Pledged Shares referred to in the Securities Pledge Agreement and will secure all Liabilities referred to in the Securities Pledge Agreement.

Issuer	Class or Other Description of Pledged Shares	Certificate Number (if applicable)	Number of Pledged Shares	Total Outstanding Shares	Percentage of Total Outstanding Shares Pledged

CC TENNESSEE HOLDINGS, LLC, a Nevada limited liability company

By:  American BioCare, Inc., its sole member

By:
Gary D. Lewis, Chairman and Chief                                                                Executive Officer
Exhibit 3

Acknowledgement of Issuer

Dated as of April 11, 2011

Each undersigned Issuer (as defined in the foregoing Securities Pledge Agreement; capitalized terms used herein having the meanings assigned in the Securities Pledge Agreement) hereby (i) acknowledges that it has received an executed copy of the Securities Pledge Agreement, (ii) agrees to record in its records the pledge of the equity interests of such Issuer as provided in the Securities Pledge Agreement, and (iii) waives any right to at any time hereafter be provided with a copy of the foregoing Securities Pledge Agreement in connection with any exercise by Parent (or its agent or nominee), in accordance with the terms of such Securities Pledge Agreement, of voting or other consensual rights in respect of the Pledged Collateral or any registration of any of the Pledged Collateral in the name of Lender (or its agent or nominee).

CARE CHOICES OF TENNESSEE, INC., a Tennessee corporation

By:
Gary D. Lewis, Vice President

CARE CHOICES II, INC., a Tennessee corporation

By:
Gary D. Lewis

Its:

8952192.5